DEFINITIVE AGREEMENT

(This Agreement including all Addendums supersedes and replaces any previous signed Agreement)

BETWEEN:     CANYON GOLD CORP.
                           101 Convention Center Dr., Ste. 700, Las Vegas, NV 89109

(hereinafter referred to as “CGCC”)

AND:                 Tom Thomsen
                           311-16477 64th Ave., Surrey, BC, Canada V3S 6V7

     (hereinafter referred to as “SELLER”)

AND:                MARSHALL THOMSEN LTD (a private BC Corporation)
                           311-16477 64th Ave., Surrey, BC, Canada V3S 6V7 (hereinafter referred to as the “MARSHALL THOMSEN”)

WARRANTIES:

    CGCC HEREWITH WARRANTS:

a)	that it is a corporation duly incorporated in the State of Delaware and is in Good Standing with all legal requirements of the State.

b)

that it is duly registered with the United States Securities and Exchange Commission (US SEC), is a Reporting Issuer, approved for trading on the OTC-BB(QB) under the symbol ‘CGCC’ and is in Good Standing.

c)

that it is presently under a ‘Cease Trade Order’ (CTO) by the British Columbia Securities Commission (BCSC), which effects only trading in the Province of British Columbia, whereby the BCSC has no effect or power what so ever in any other Jurisdiction in Canada or the United States or the rest of the world.

d)

that it will, within 30 days from date of closing or before, as the Board of Directors deems appropriate, engage a professional service to assist in the execution of all required filing in order to have the Cease Trade Order lifted.

e)	that it is free of encumbrances and debts except as given under Addendum “A” attached.

f)	that it has executed an administration agreement with EMAC Handels AG of Switzerland with representation of an advisory capacity in Vancouver Canada as given under Addendum “B” attached.

g)

that the authorized Share Capital is 200,000,000 Common Voting Shares par value $0.0001 and 20,000,000 Preferred Shares, par value $0.0001, Series “A” voting shares, series “B” non-voting shares, both series are convertible to 10 common shares for each preferred share and series “A” carries 100 votes for each preferred share.

h)

that on or before July 31st following common shares will be issued and outstanding:
     27,913,029 Common Voting Shares issued and outstanding (+ 5%)
     600,000 Preferred Shares, Series “A”, issued and outstanding to EMAC Handels AG.
     500,000 Preferred Shares Series ‘B’ issued to Development Resources LLC, American Fork, Utah, which shares shall be cancelled and shall be replaced with an equal number of Shares by the subsidiary LCGRC upon a successful Spin-Off of the Subsidiary.

i)

that all issued and outstanding shares have been duly issued under the laws of the State of Delaware and under the Rules and Regulations of the US SEC, are free and clear of encumbrance and that there is no liability and/or lien registered against the shares.

j)

that within 30 days after the date of closing of this Agreement and the approval by the SEC of the filing of the acquisition, it will issue to MARSHALL THOMSEN or assigns:
- 1,000,000 Shares Preferred Convertible, Series ‘B’.

k)

that it will on best efforts basis assist MARSHALL THOMSEN with the funding of the planned operation of MARSHALL THOMSEN to a maximum of 12 million USD and furthermore assist the SELLER with the planned operation of MARSHALL THOMSEN at all times.

l)	that there are no legal actions being taken against CGCC, neither now nor does CGCC expect any legal actions to be taken against the corporation.

m)	that it has the authority and right to execute this Agreement.

n)	that all its Director, Officers and Key Employees are duly authorized to occupy their positions.

o)

that CGCC herewith agrees to indemnify and hold MARSHALL THOMSEN and its Directors and Officers harmless from and against any loss, claims, damages and other expenses that they may suffer in connection with a breach by the CGCC of any representation, warranty, covenant or Agreement contained herein.

SELLER HEREWITH WARRANTS AND CONFIRMS:

a)	that Tom Thomsen owns and controls One (1) common voting share of MARSHALL THOMSEN, being One Hundred Percent (100%) of the total issued and outstanding shares of MARSHALL THOMSEN.

b)	that the above share has been issued pursuant to all rules and regulations governing MARSHALL THOMSEN.

c)	that the above share is free and clear of encumbrance and that there is no liability and/or lien registered against the share.

d)	that the SELLER has the power and authority to sell and transfer the share to CGCC.

e)

that as the controlling interest of MARSHALL THOMSEN, the SELLER herewith commits irrevocably to prepare MARSHALL THOMSEN for the planned acquisition by CGCC, and furthermore the SELLER will prior to signing of this Agreement:

i.	submit the application to Health Canada of the Canadian Government for the required license for the commercial production of cannabis.
ii.	build and display a website on the internet to acceptable norms for MARSHALL THOMSEN

MARSHALL THOMSEN HEREWITH WARRANTS AND CONFIRMS:

f)	that it is a private corporation, duly registered in the Province of British Columbia, Canada, and is in Good Standing with all Provincial and Federal legal requirements

g)

that on the date of this Agreement MARSHALL THOMSEN has One (1) common voting share issued and outstanding, as given in Addendum “C” attached, and furthermore MARSHALL THOMSEN warrants and confirms that it shall not issue any additional shares what so ever prior to the date of closing of this Agreement.

h)	That it shall not issue any further shares what so ever.

i)	that it is free of encumbrances except as given under Addendum “D” attached.

j)	that it owns and controls 100% Interest in the ‘ASSET’ as in more details described in the Business Plan of MARSHALL THOMSEN as attached under Addendum “E”.

k)	The ‘ASSET’ shall include any and all future acquired physical and intellectual property as well as patents licenses and rights etc.

l)	that the ‘ASSET’ is free and clear of any encumbrances and there are no claims against the Asset by any other party what so ever.

m)	that it has the authority and legal right to operate its corporation in Canada as given in more detail in its business plan attached under Addendum “E”.

n)	that it has submitted the application to Health Canada (Federal Government of Canada) for a production and distribution license under the new Marijuana for Medical Purposes Regulations (MMPR) program.

o)	that the planned business operation is being conducted within all applicable laws of Canada.

p)	that it, with the assistance of CGCC, desires to expand its business in North America and the rest of the World.

q)

that there are no legal actions being taken against MARSHALL THOMSEN, its Directors, Officers or Key-Employees or its “ASSET“ now nor does MARSHALL THOMSEN expect any legal actions to be taken against MARSHALL THOMSEN, its Directors, Officers or Key- Employees or its “ASSET”.

r)	that all its Director, Officers and Key Employees are duly authorized to occupy their positions.

s)	that it has the authority and right to execute this Agreement.

t)

that MARSHALL THOMSEN herewith agrees to indemnify and hold CGCC, its Directors, Officers, Key-Employees and its present shareholders harmless from and against any loss, claims, damages and other expenses that CGCC may suffer in connection with a breach by MARSHALL THOMSEN and/or the SELLER of any representation, warranty, covenant or agreement contained herein.

WHEREAS: CGCC desires to acquire One Hundred Percent (100%) of the Issued and Outstanding shares of MARSHALL THOMSEN and the SELLER desires to sell One Hundred Percent (100%) of the Issued and Outstanding shares of MARSHALL THOMSEN to CGCC on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants and promises of the parties hereto, CGCC and MARSHALL THOMSEN and the SELLER agree as follows:

1.

CGCC agrees to purchase and the SELLER agrees to sell One Hundred Percent (100%) of the issued and outstanding SHARES of MARSHALL THOMSEN, whereby MARSHALL THOMSEN shall become a wholly owned subsidiary of CGCC including the ‘ASSET’ owned and controlled by MARSHALL THOMSEN as given under Addendum ‘E’ attached.

2.	CGCC shall pay the following remuneration for the acquisition of 100% of the shares of MARSHALL THOMSEN:

a)

CGCC shall issue at total of 1,000,000 Preferred, Convertible Shares Series ‘B’ Non-Voting, provided however that these shares shall be issued only upon approval by the SEC of the required filing of the acquisition and furthermore the shares shall be issued as directed by the SELLER.

The afore given Preferred shares Series ‘B’ maybe be converted to the common stock of CGCC only after a twelve month hold period from date of receipt of the Commercial Production License by MARSHALL THOMSEN.

	b)	In addition MARSHALL THOMSEN shall be able to earn up to a total of 1,000,000 Preferred, Convertible Series “A” voting shares subject to achieving the following:
i.

approval and receipt from the applicable Canadian authorities of the required Commercial Production License for the planned business operation as given in the business plan attached under Addendum “E”.

ii.

completion and receipt by the MARSHALL THOMSEN of a minimum of $12,000,000 in funding for the planned operation as given in the business plan of MARSHALL THOMSEN attached under Addendum “E” whereby CGCC shall, at best effort, support and assist MARSHALL THOMSEN in its task to procure the afore given funding.

iii.

The afore given Preferred shares Series ‘A’ maybe be converted to the common stock of CGCC only after a twelve month hold period from date of receipt of the Commercial Production License by MARSHALL THOMSEN.

c)	In addition MARSHALL THOMSEN shall be able to earn up to a total of 7,000,000 Preferred, Convertible, Series ‘A” voting shares subject to achieving the following Gross Sales:
iv.	Gross-Sales of $ 25,000,000 USD = 1,500,000 Preferred Convertible, Series ‘A’
v.	Accumulated Gross-Sales of $ 50,000,000 USD = 1,500,000 Preferred Convertible, Series ‘A’
vi.	Accumulated Gross-Sales of $ 75,000,000 USD = 2,000,000 Preferred Convertible, Series ‘A’
vii.	Accumulated Gross-Sales of $ 100,000,000 USD = 2,000,000 Preferred Convertible, Series ‘A’

d)

CGCC shall have the authority to issue such shares as are required to complete the required funding of up to $ 12 million for MARSHALL THOMSEN. The funding shall be done at the most favorable rates for the Company and furthermore no funding shall be done below $1.00 per share.

e)

None of the issued shares shall be hypothecated nor shall they be used in any other way as collateral for any reason whatsoever, unless otherwise authorized by a Board of Directors resolution of CGCC duly proposed and passed.

3.	CGCC shall, after the approval by the SEC of the required filing for the acquisition, use its best efforts to separate its present subsidiary ‘LCGRC’ from the Parent Company through a ‘Spin-Off’

4.	With completion of the following conditions by MARSHALL THOMSEN, CGCC shall change its name as requested by MARSHALL THOMSEN:

a) approval and receipt of a commercial production license as required under the law.
b) completion of the required financing for MARSHALL THOMSEN in the amount of $ 12,000,000,

5.

In the event that CGCC and/or MARSHALL THOMSEN fail to complete and fulfill the conditions given under b) i. ii. above within a one year period from date of this agreement, CGCC may at is sole discretion cancel this Agreement in its entirety, cancel any stock issued to MARSHALL THOMSEN or at the directions of MARSHALL THOMSEN and neither CGCC nor MARSHALL THOMSEN and/or the SELLER shall have any further claims against each other what so ever. Furthermore, neither CGCC nor MARSHALL THOMSEN and/or the SELLER shall have the right to legal recourse of any kind against each other.

6.	CGCC shall be liable for all costs pertaining to maintaining its Company in Good Standing with all applicable laws and rules and regulations.

7.

MARSHALL THOMSEN shall be liable for all costs pertaining to maintaining its Company in Good Standing with all applicable laws and rules and regulations and furthermore MARSHALL THOMSEN shall pay 50% of all costs pertaining to the maintenance of CGCC under the laws and rules and regulations of the State of Delaware and the SEC.

8.	MARSHALL THOMSEN shall execute service/employment agreements with its directors and officers and Key employees, which agreements must be approved by the Board of Directors of CGCC.

9.

CGCC shall not at any time interfere with the management and operation of MARSHALL THOMSEN, its subsidiary, provided however that such management and operation of MARSHALL THOMSEN shall at all times be within its Industry’s Standards and subject to the Laws of Canada the United States and any other country of operation and furthermore that such management and operation shall not be to the detriment of CGCC and/or MARSHALL THOMSEN.

10.

MARSHALL THOMSEN shall provide the necessary documentations, including but not limited to: directors, officers and key employees of MARSHALL THOMSEN; Audited Financial Statements, which shall be a condition to the closing, and all other such documentation as may be required by the US Securities and Exchange Commission within its filing requirements.

11.

MARSHALL THOMSEN shall continue to manage and operate all aspects of its business in the ordinary course in a manner consistent with existing business practices and as are standard in its industry and MARSHALL THOMSEN shall at all times provide CGCC timely information on all material changes of MARSHALL THOMSEN and/or as required by the rules and regulations of the US SEC.

12.	Notwithstanding paragraph 9. above, MARSHALL THOMSEN shall work closely with CGCC in planning its business development and financial management initiatives to expand MARSHALL THOMSEN’s business.

13.

CGCC shall at no time entertain or execute any of the actions given in a) to f) herein without the consent in the form of a written approval by the Board of Directors of CGCC’s subsidiary MARSHALL THOMSEN of such actions:

a)	acquire any other entity as a subsidiary,
b)	acquire any other project or asset,
c)	enter into any kind of business relationship with any Third Party
d)	agree to any kind of Take-Over of CGCC or its subsidiary,
e)	spin off the MARSHALL THOMSEN subsidiary.
f)	any merger with a third party entity

14.	There shall be no reverse or forward split of the issued and outstanding common stock of CGCC for a period of 3 years from date of closing of this Agreement as given in paragraph 23.

15.

With the exception of the funding as given in 2. b) ii. above, both, CGCC and MARSHALL THOMSEN shall be financially self-supporting unless otherwise agreed upon by both, (by majority of the Directors of CGCC and by majority of the Directors of MARSHALL THOMSEN), provided however that MARSHALL THOMSEN shall pay that portion of the CGCC’s quarterly and annual cost of audit and/or review by the auditors pertaining to MARSHALL THOMSEN.

16.	MARSHALL THOMSEN shall be liable for all costs pertaining to maintaining MARSHALL THOMSEN in Good Standing.

17.

Payment of all ‘Other Current Liabilities’ as given under Addendum “D” and as recorded on the books of MARSHALL THOMSEN at the time of closing of this transaction shall be the responsibility of MARSHALL THOMSEN and not that of the parent company CGCC provided however that none of the recorded liabilities are delinquent and collection of such are presently being enforced and or is expected to be enforced in the future.

18.	As of the closing date the President and CEO of MARSHALL THOMSEN shall be Tom Thomsen.

19.

Within 10 days of the filing of the 8K with the consolidated audit of CGCC and MARSHALL THOMSEN as its subsidiary, CGCC shall appoint one director as proposed by MARSHALL THOMSEN to CGCC’s Board of Directors and MARSHALL THOMSEN shall appoint one director as proposed by CGCC to its Board of Directors.

20.	The present Management of MARSHALL THOMSEN shall remain on the Board of MARSHALL THOMSEN and shall continue to manage MARSHALL THOMSEN in the best interest of MARSHALL THOMSEN and CGCC.

21.	CGCC shall within three months from closing establish an Employee Option Program.

22.	This Agreement is denominated in U.S. dollars.

23.	The closing date shall be on July 31, 2014, which shall be the date from which on forward all business transactions by MARSHALL THOMSEN shall be done as the Subsidiary of CGCC.

24.

Communications between the parties to this Agreement shall be done via email, whereby such email documents shall be deemed legal and binding if and when confirmed by both parties whereby hardcopies of any document shall be provided if an when requested by the parties to this Agreement:

Email:	CGCC email to: CGCC@canyongoldexploration.com
MARSHALL THOMSEN email to: Tthomsen14@hotmail.com

25.

CGCC and MARSHALL THOMSEN shall do and execute all such acts as are deemed necessary under the laws of the State of Delaware and as required under the Rules and Regulations of the US SEC to fully execute this Agreement.

26.

If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable and this Agreement shall be continued and enforced as if such illegal, invalid or unenforceable provision were never a part hereof and in lieu of such provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to make such provision legal, valid and enforceable.

26

This Agreement is being executed without the benefit of legal counsel, provided however, the parties to this Agreement may at their cost submit this Agreement to legal counsel for revision to give it proper and legal effect, provided however, the content and spirit of the Agreement shall be not be changed and provided that such revision shall be done on or before 45 days from date of this Agreement.

27	Each party to this Agreement agrees to do all such other actions and execute such other documents deemed necessary to give full effect to this Agreement.

28	This Agreement shall enure to the benefit and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, associates and assigns.

29	This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware with place of Jurisdiction being Salt Lake County, Utah.

IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the 21st day of May, 2014.

Canyon Gold Corp.

_______________________________
Delbert G. Blewett, President & CEO

MARSHALL THOMSEN LTD.	SELLER

Tom Thomsen, President	Tom Thomsen